SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York 14203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (716) 842-5445

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

On May 11, 2011, M&T Bank Corporation (“M&T”) entered into an agreement (the “Purchase Agreement”) to sell 500,000 depositary shares (“Depositary Shares”), each representing a 1/10th ownership interest in a share of a new series of perpetual preferred stock, par value $1.00 per share, to be designated Perpetual 6.875% Non-Cumulative Preferred Stock, Series D, with a liquidation preference of $10,000 per share (equivalent to $1,000 per Depositary Share) (the “Preferred Stock”) at a purchase price to investors of $1,000 per Depositary Share (the “Offering”), for an aggregate offering price of $500 million, before commissions.  As previously announced by M&T, the Offering is being undertaken in connection with M&T’s capital plan in order to supplement M&T’s Tier 1 Capital.  Subject to consultation with M&T’s banking regulators, M&T intends to use a portion of the net proceeds of the Offering to redeem an aggregate of $370 million of M&T’s outstanding preferred stock issued to the United States Department of the Treasury under its Capital Purchase Program.

The Depositary Shares and the Preferred Stock are being offered and sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States in accordance with Regulation S under the Securities Act.  The Offering is expected to close, and Depositary Shares are expected to be delivered to investors, on or about May 31, 2011, subject to customary closing conditions as specified in the Purchase Agreement.

The Preferred Stock will bear dividends at a rate of 6.875% per annum, payable semi-annually in arrears on each June 15 and December 15, beginning on December 15, 2011, when, as and if declared by M&T’s Board of Directors.  Upon the payment of any dividends on the Preferred Stock, holders of Depositary Shares will receive a related proportionate payment.  Dividends on the Preferred Stock will not be cumulative.

M&T may redeem shares of the Preferred Stock in whole or in part, from time to time, on any dividend payment date on or after June 15, 2016 or in whole but not in part, in certain limited circumstances, in each case at a redemption price of $10,000 per share (equivalent to $1,000 per Depositary Share) plus any declared and unpaid dividends.  If M&T redeems any shares of the Preferred Stock, the depositary will redeem a proportionate number of Depositary Shares.

This Current Report on Form 8-K is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the Preferred Stock or Depositary Shares. The Depositary Shares and the Preferred Stock have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, M&T Bank Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

/s/ René F. Jones
René F. Jones
Executive Vice President and Chief Financial Officer

Date: May 11, 2011